UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2012

ALKERMES PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-35299	98-1007018
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Connaught House, 1 Burlington Road
Dublin 4, Ireland
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): 011-353-1-772-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 8, 2012, Alkermes plc (the “Company”) executed a Waiver and Consent Letter (the “Second Waiver and Consent”) with respect to that certain Shareholder’s Agreement dated as of September 16, 2011 (the “Shareholder’s Agreement”) by and among the Company, Elan Corporation, plc, a public limited company incorporated in Ireland (the “Shareholder Parent”) and Elan Science Three Limited, a private limited company incorporated in Ireland and a wholly-owned subsidiary of the Shareholder Parent (the “Shareholder”).

The Company previously executed and delivered to the Shareholder a Waiver and Consent Letter (the “First Waiver and Consent”) with respect to the Shareholder’s Agreement, (i) agreeing to waive certain limitations set forth in Section 5.1(b)(i) of the Shareholder’s Agreement in connection with a marketed, underwritten registered offering pursuant to a registration statement that has been filed with the SEC on Form S-1 under File No. 333-179550 (the “Registered Offering”) and (ii) agreeing and consenting to the transfer of up to 15,985,000 ordinary shares of the Company by the Shareholder in the Registered Offering.

By execution of the Second Waiver and Consent, the Company agreed to waive the limitations set forth in Section 5.1(b)(i) of the Shareholder’s Agreement and consented to the transfer of up to 8,165,000 ordinary shares of the Company held by the Shareholder (in addition to the 15,985,000 ordinary shares for which the waiver and consent were provided in the First Waiver and Consent), representing a waiver and consent with respect to the transfer of an aggregate number of up to 24,150,000 ordinary shares of the Company by the Shareholder in the Registered Offering.

The foregoing description of the Second Waiver and Consent does not purport to be complete and is qualified in its entirety by reference to the Second Waiver and Consent which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On March 8, 2012, the Company announced that it has priced the Registered Offering at a price to the public of $16.50 per share. The Company will not receive any proceeds from the Registered Offering and its total number of ordinary shares outstanding will not change as a result of the Registered Offering. As part of the Registered Offering, the Shareholder has granted to the underwriters a 30-day option to purchase up to an additional 3,150,000 ordinary shares. The offering is expected to close on or about March 13, 2012, subject to customary closing conditions. A copy of the press release is attached hereto as Exhibit 99.1. This information, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description
10.1	Second Waiver and Consent, dated March 8, 2012.
99.1	Press release issued by the Company dated March 8, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2012	ALKERMES PLC

	By:	/s/ James M. Frates
James M. Frates
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Second Waiver and Consent, dated March 8, 2012.
99.1	Press release issued by the Company dated March 8, 2012.